Exhibit No. 10(x)*
Form of PSU (FY18 LTI Awards)

REGIS CORPORATION

PERFORMANCE UNITS AGREEMENT

THIS PERFORMANCE UNITS AGREEMENT (the “Agreement”), dated as of ___________, 20__ (the “Grant Date”), is between Regis Corporation, a Minnesota corporation (the “Company”), and _____________ (the “Participant”).

WHEREAS, the Participant is a valued and trusted employee of the Company or an Affiliate of the Company, and the Company desires to grant a Performance Unit award to Participant payable in shares of the Company’s common stock pursuant to the Company’s 2016 Long Term Incentive Plan, as amended and restated to date (the “Plan”); and

WHEREAS, the Committee has duly made all determinations necessary or appropriate for the grant of the Performance Units hereunder (the “Award”);

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

1.	Definitions.

For purposes of this Agreement, the definitions of terms contained in the Plan hereby are incorporated by reference, except to the extent that any such term is specifically defined in this Agreement.

2.	Award of Performance Units.

Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Participant a Performance Unit Award consisting of ___________ (____) Performance Units (the “Target Number of Units”), subject to a possible increase to as many as __________ Performance Units (the “Maximum Number of Units”) depending on the degree to which the Company satisfies the Performance Goals specified in Appendix A to this Agreement during the performance period commencing July 1, 2017 and ending June 30, 2020 (the “Performance Period”). Each Performance Unit that vests in accordance with Section 3 represents the right to receive one share of the Company’s Common Stock. The Performance Units granted under this Agreement (the “Units”) will be credited to an account in the Participant’s name maintained by the Company. This account shall be unfunded and maintained for bookkeeping purposes only, with each Unit representing an unfunded and unsecured promise by the Company to issue to the Participant one share of the Company’s Common Stock in settlement of a vested Unit.

3.    Vesting of Units. For purposes of this Agreement, “Vesting Date” means any date, including the Scheduled Vesting Date (defined below) on which Units subject to this Award vest as provided in this Section 3.

(a)    Subject to Sections 3(b) through 3(d), the Units will be eligible to vest on the date the Committee certifies the degree to which the Performance Goals for the Performance Period have been satisfied, and therefore the number of Units that have been earned during the Performance Period as determined in accordance with Section 4 (the “Scheduled Vesting Date”). Units will vest on the Scheduled Vesting Date (i) if the Participant has not experienced a Termination of Employment on or before the Scheduled Vesting Date, and (ii) only to the extent that the Units have been earned as provided in Section 4 during the Performance Period.

(b)    If the Participant experiences a Termination of Employment during the Performance Period by reason of the Participant’s death or Disability, then a portion of the Units subject to this Award will vest as of the date of the Termination of Employment. That portion shall be equal to the Target Number of Units multiplied by a fraction, the numerator of which is the number of days between the first day of the Performance Period and the date of the Termination of Employment, and the denominator of which is the number of days in the Performance Period. Any Units subject to the Award that do not vest as of the date of the Termination of Employment shall be forfeited. If the Participant experiences a Termination of Employment after the Performance Period but before the Scheduled Vesting Date due to death or disability, then the Earned Units (calculated in accordance with Section 4) will vest as of the date of the Termination of Employment.

(c)    If the Participant experiences a Termination of Employment during the Performance Period by reason of (i) the Participant’s Retirement (as defined below) or (ii) termination by the Company without Cause after July 1, 2018, then a portion of the Units subject to this Award will vest as of the last day of the Performance Period. That portion shall be equal to the number of Units that the Participant would be deemed to have earned pursuant to Section 4 if the Participant had remained employed until the end of the Performance Period multiplied by a fraction, the numerator of which is the number of days between the first day of the Performance Period and the date of the Termination of Employment, and the denominator of which is the number of days in the Performance Period. Any Units subject to the Award that do not vest as of the last day of the Performance Period shall be forfeited. For purposes of this Section 3(c), “Retirement” means any Termination of Employment (other than by the Company for Cause or due to death or Disability) at or after age sixty-two (62) or at or after age fifty-five (55) with fifteen (15) or more years of continuous service to the Company and its Affiliates. If the Participant experiences a Termination of Employment by reason of the Participant’s Retirement or termination by the Company without Cause after the Performance Period but before the Scheduled Vesting Date, then the Earned Units (calculated in accordance with Section 4) will vest as of the date of Termination of Employment.

(d)    If a Change in Control occurs during the Performance Period and prior to a Termination of Employment, then a portion of the Units subject to this Award will vest as of the Change in Control and the balance of the Units subject to this Award that do not then vest shall be forfeited. The portion of the Units subject to accelerated vesting under the circumstances described in the previous sentence shall be equal to the Target Number of Units multiplied by a fraction, the numerator of which is the number of days between the first day of the Performance Period and the date of the Change in Control, and the denominator of which is the number of days in the Performance

Period. If a Change in Control occurs after the Performance Period but before the Scheduled Vesting Date and before a Termination of Employment, then the Earned Units (calculated in accordance with Section 4) will vest as of the Change in Control.

(e)    For purposes of this Agreement, a Termination of Employment shall be deemed to have occurred only if on such date the Participant has also experienced a “separation from service” as defined in the regulations promulgated under Code Section 409A.

(f)    For purposes of this Agreement, a Change in Control shall be deemed to have occurred only if such event would also be deemed to constitute a change in ownership or effective control, or a change in the ownership of a substantial portion of the assets, of the Company under Code Section 409A.

4.    Earned Units.

The number of Units that the Participant will be deemed to have earned (“Earned Units”) and that are eligible for vesting as of the Scheduled Vesting Date will be determined by the extent to which the Company has satisfied the Performance Goals for the Performance Period as set forth in Appendix A to this Agreement. The portion of the Units subject to this Award that will be deemed Earned Units as of the Scheduled Vesting Date will be determined in accordance with the formula specified in Appendix A, but in no event will the number of Units that are deemed Earned Units (other than Dividend Units) exceed the Maximum Number of Units. Any Units subject to this Agreement that are not earned and do not vest as of the Scheduled Vesting Date will be forfeited.

5.    Settlement of Units.

Unless the Participant has made an effective election to defer the settlement of vested Units as provided in Section 9, after any Units vest pursuant to Section 3, the Company will promptly, but in no event later than two and one-half months after the last day of the Performance Period or earlier Vesting Date pursuant to Sections 3(b) through 3(d), cause to be issued and delivered to the Participant (or to the Participant’s Representative in the event of the Participant’s death) one share of Common Stock in payment and settlement of each vested Unit. Delivery of the shares shall be effected by the delivery of a stock certificate evidencing the shares, by an appropriate entry in the stock register maintained by the Company’s transfer agent with a notice of issuance provided to the Participant, or by the electronic delivery of the shares to a brokerage account designated by the Participant, and shall be subject to the tax withholding provisions of Section 11 and compliance with all applicable legal requirements, including compliance with the requirements of applicable federal and state securities laws, and shall be in complete satisfaction and settlement of such vested Units. Upon settlement of the Units, the Participant will obtain, with respect to the shares of Common Stock received in such settlement, full voting and other rights as a shareholder of the Company.

6.    Forfeiture of Unvested Units.

Subject to any accelerated vesting under Sections 3(b), 3(c) or 3(d), if the Participant experiences a Termination of Employment, any unvested Units subject to this Award shall be forfeited and the Participant shall have no further interest in, or right to receive shares of Common Stock in settlement of, such Units.

7.    Shareholder Rights.

The Units subject to this Award do not entitle the Participant to any rights of a holder of the Company’s Common Stock. The Participant will not have any of the rights of a shareholder of the Company in connection with the grant of the Units hereunder unless and until shares of Common Stock are issued to the Participant in settlement of the Units as provided in Section 5.

8.	Dividend Equivalents.

If, during the Performance Period, a cash dividend is declared and paid by the Company with respect to its Common Stock, the Participant will be credited as of the applicable dividend payment date with an additional number of Units (the “Dividend Units”) equal to (i) the total cash dividend the Participant would have received if the Target Number of Units credited to the Participant under this Agreement as of the related dividend payment record date (including any previously credited Dividend Units) had been actual shares of Common Stock, divided by (ii) the Fair Market Value of a share of Common Stock as of the applicable dividend payment date (with the quotient rounded down to the nearest whole number). If, after the Performance Period but before the Scheduled Vesting Date, a cash dividend is declared and paid by the Company with respect to its Common Stock, the Participant will be credited as of the applicable dividend payment date with a number of Dividend Units equal to (i) the total cash dividend the Participant would have received if the Earned Units under this Agreement as of the related dividend payment record date (including any previously credited Dividend Units) had been actual shares of Common Stock, divided by (ii) the Fair Market Value of a share of Common Stock as of the applicable dividend payment date (with the quotient rounded down to the nearest whole number). Once credited to the Participant’s account, Dividend Units will be considered Target Units and Earned Units for all purposes of this Agreement.

9.     Deferral Election.

With the prior approval of the Committee, the Participant may elect to defer to a later date the settlement of Units that would otherwise occur as provided in Section 5. The Committee shall, in its sole discretion, establish the rules and procedures for such settlement deferrals, provided that any such deferral shall comply with the requirements of Section 409A of the Code.

10.	Restrictions on Transfer.

Neither the Award evidenced by this Agreement nor the Units may be sold, transferred, pledged, assigned, or otherwise alienated at any time, other than by will or the laws of descent and distribution. Any attempt to do so contrary to the provisions hereof shall be null and void.

11.    Tax Consequences and Payment of Withholding Taxes.

Neither the Company nor any of its Affiliates shall be liable or responsible in any way for the tax consequences relating to the award of Units, their vesting and the settlement of vested Units in shares of Common Stock. The Participant agrees to determine and be responsible for any and all tax consequences to the Participant relating to the award, vesting and settlement of Units hereunder. If the Company is obligated to withhold an amount on account of any tax imposed as a result of the grant, vesting or settlement of the Units, the provisions of Section 12.5 of the Plan regarding the satisfaction of tax withholding obligations shall apply (including any required payments by the Participant).

12.	Administration.

The Plan and this Award of Units are administered by the Committee, in accordance with the terms and conditions of the Plan. Actions and decisions made by the Committee in accordance with this authority shall be effectuated by the Company.

13.	Plan and Agreement; Recoupment Policy.

The Participant hereby acknowledges receipt of a copy of the Plan. The grant of Units is made pursuant to the Plan, as in effect on the date hereof, and is subject to all the terms and conditions of the Plan, as the same may be amended or restated from time to time, and of this Agreement. If there is any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan will govern. The interpretation and construction by the Committee of the Plan, this Agreement, and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan, shall be final and binding upon the Participant. The Company shall, upon written request therefore, send a copy of the Plan, in its then current form, to the Participant or any other person or entity then entitled to receive the shares of Common Stock to be issued in settlement of the Units.

The Company may recover any equity awarded to the Participant under this Agreement, or proceeds from the sale of such equity, to the extent required by any rule of the Securities and Exchange Commission or any listing standard of the New York Stock Exchange, including any rule or listing standard requiring recovery of incentive compensation in connection with an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, which recovery shall be subject to the terms of any policy of the Company implementing such rule or listing standard.

14.	No Employment Rights.

Neither this Agreement nor the Award evidenced hereby shall give the Participant any right to continue in the employ of the Company, any Affiliate or any other entity, or create any inference as to the length of employment of the Participant, or affect the right of the Company (or any Affiliate or any other entity) to terminate the employment of the Participant (with or without Cause), or give the Participant any right to participate in any employee welfare or benefit plan or other program of the Company, any Affiliate or any other entity.

15.	Governing Law.

This Agreement, the awards of Units hereunder and the issuance of Common Stock in payment of Units shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota (other than its laws respecting choice of law).

16.	Entire Agreement.

This Agreement and the Plan constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction.

17.	Amendment.

Any amendment to this Agreement shall be in writing and signed on behalf of the Company, and shall comply with the terms and conditions of the Plan.

18.	Waiver; Cumulative Rights.

The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

19.    Counterparts.

This Agreement may be signed in two (2) counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.

20.    Headings.

The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

21. Severability.

If for any reason any provision of this Agreement shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

22. Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company, and upon the heirs, legal representatives and successors of the Participant.

23.    Requirements of Law and No Disclosure Rights.

The Company shall not be required to issue any shares of Common Stock in settlement of Units granted under this Agreement if the issuance of such shares shall constitute a violation of any provision of any applicable law or regulation of any governmental authority. The Company shall have no duty or obligation beyond those imposed by applicable securities laws generally to affirmatively disclose to the Participant or a Representative, and the Participant or Representative shall have no right to be advised of, any material non-public information regarding the Company or an Affiliate at any time prior to, upon or in connection with the issuance of the shares of Common Stock in settlement of the Participant’s Unit Award.

24.    Code Section 409A.

Notwithstanding anything to the contrary in this Agreement, including Section 5, if any amount shall be payable with respect to this Award as a result of the Participant’s “separation from service” at such time as the Participant is a “specified employee” (as those terms are defined in regulations promulgated under Code Section 409A) and such amount is subject to the provisions of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first day of the seventh calendar month beginning after the Participant’s separation from service (or the date of Participant’s earlier death), or as soon as administratively practicable thereafter.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Participant has hereunto set his hand, all as of the day and year first above written.

REGIS CORPORATION

By:_____________________________________
Name:___________________________________
Title:____________________________________

PARTICIPANT:

________________________________________
[Name]

Form of PSU (FY18 LTI Awards)

Appendix A
To Performance Units Agreement

Earned Units and Performance Goals